UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2004

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	0-18516	51-0002090
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware	19702
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-453-6900

Item 12.

Results of Operations and Financial Condition.

On April 27, 2004, Artesian Resources Corporation (the "Company") issued a press release reporting its financial results for the quarter ended March 31, 2004.  A copy of the press release is being furnished as Exhibit 99.1 to this report.

The foregoing information and the information set forth in Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: April 28, 2004

By: /s/Dian C. Taylor

 Dian C. Taylor
President, Chief Executive Officer and Chair of the Board

ARTESIAN RESOURCES CORPORATION

Date: April 28, 2004

By: /s/David B. Spacht

 David B. Spacht
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

 Exhibit
Number

Description

99.1

Press Release dated April 27, 2004

Exhibit 99.1

Newark, DE, April 27, 2004  (ARTNA) Artesian Resources Corporation (Artesian) today announced basic and diluted earnings per share were $0.18 for the quarter ended March 31, 2004, the same as for the quarter ended March 31, 2003.  Net income available to common stockholders was $715,000 compared to $708,000 for the same period in the prior year, a 1.0% increase.

Revenues for the first quarter of 2004 were $8.8 million, up 2.9% from $8.5 million in the comparable period in 2003.  The increase in revenues was primarily attributable to a 2.6% increase in the number of water utility customers served, as compared to the same quarter last year.

Operation and maintenance expenses for the first quarter of 2004 were $5.1 million, an increase of 4.7% from $4.8 million in the same period in 2003.  The significant components of this increase in operating expenses included an increase in maintenance expense of $71,000, due to the replacement of the filter media used in a new water treatment process at one of our facilities.  We expect to replace this media annually and have requested recovery of this on-going expense in rate charges to customers.  Employee benefits expense also increased $62,000, due to an increase in medical insurance premiums effective August 2003.  For the quarter ended March 31, 2004, expenses were also increased by $55,000 due to the reimbursement of consulting expenses incurred by the Delaware Public Service Commission in connection with the review of supply conditions during 2002.  The review confirmed that our supply was adequate to meet uninterrupted demand during this drought period.

Depreciation expense increased $77,000 as compared to the same period in 2003 as a result of Artesian's continued significant investments in utility plant providing supply, treatment, storage and distribution of water.

Artesian's investments in utility plant also required additional borrowings in 2003 that resulted in an increase in interest expense, to $1.5 million in the first quarter of 2004 from $1.2 million in the same quarter in 2003.  The costs associated with Artesian's recent investments in utility plant and increases in operating costs are included in the Company's current request for an increase in rates filed with the Delaware Public Service Commission.  As permitted, Artesian has placed a temporary increase in water rates into effect on April 6, 2004, which represents approximately $2.5 million in additional annual revenue.

Miscellaneous Income increased $307,000, primarily as a result of increased dividend income from a Cooperative Bank.  This increase is related to the Company's issuance of an additional $25 million in First Mortgage Bonds in January 2003.

Dian C. Taylor, President, CEO and Chair of the Board said, "Artesian remains committed to assuring our customers an ample supply of high quality water to meet their needs.  Our significant investments in water utility plant are consistent with the objectives of the Governor and General Assembly as embodied in the Water Supply Self Sufficiency Act of 2003.  These investments are required to ensure Artesian's ability to meet the expectations of our customers for an adequate supply of high quality water."

Artesian Resources Corporation, through Artesian Water Company, is the largest investor owned regulated public water utility in the State of Delaware and has been providing water within the state since 1905.  Artesian has invested more than $110 million in utility plant over the last 10 years to provide sufficient supply, new water mains and additional storage capacity to meet peak demands and provide fire protection for Delaware residents.  Artesian distributes and sells water to residential, commercial, industrial, governmental, municipal and utility customers throughout the state.  As of March 31, 2004, Artesian had approximately 70,000 metered customers, providing service to about 230,000 residents, approximately 29% of Delaware's population.  Artesian maintains more than 950 miles of main throughout the state.  Last year, Artesian distributed 7.2 billion gallons of water.  Artesian's water supply is treated at 48 different locations statewide.  Artesian serves New Castle County from 78 operating wells in 30 well fields.  Artesian also has 11 wells in 8 active well fields in Kent County and 9 wells in 5 well fields in Sussex County.

# # #

In addition to historical facts or statements of current conditions, this press release contains a forward-looking statement regarding our plan to replace our filter media at a certain treatment facility on an annual basis.  If we need to replace the media more frequently, we may incur additional expense which may not be immediately recoverable in rates.  This statement is subject to certain risks and uncertainties.  These risks and uncertainties include, but are not limited to, the weather conditions in Delaware, the timing and outcome of our rate proceeding and other economic, business, competitive and/or regulatory factors affecting our businesses generally.  Given these risks and uncertainties, this forward-looking statement may prove to be incorrect.  Furthermore, we do not intend to update publicly any forward-looking statements.

 Artesian Resources Corporation
Condensed Consolidated Statement of Operations
(In thousands, except share and per share data)

(Unaudited)

 Three months ended
March 31, 2004

 Three months ended
March 31, 2003

Operating Revenues

$

8,787

$

8,538

Operating Expenses

Operations and Maintenance Expenses

5,057

4,830

Depreciation and Amortization

924

847

State & Federal Taxes

471

499

Property and Other Taxes

529

497

6,981

6,673

Operating Income

1,806

1,865

Miscellaneous Income (deduction)

369

62

Income Before Interest Charges

2,175

1,927

Interest Charges

1,457

1,155

Net Income

718

772

Preferred Dividend Requirement & Redemption Premium

3

64

Net Income Applicable to Common Stock

$

715

$

708

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Weighted Average Common Shares Outstanding - Basic

3,917,034

3,866,072

*

Net Income per Common Share - Basic

$

0.18

$

0.18

*

Weighted Average Common Shares Outstanding - Diluted

4,053,117

3,952,821

*

Net Income per Common Share - Diluted

$

0.18

$

0.18

*

*Shares outstanding and per share amounts restated to reflect a three for two common stock split effective May 30, 2003.

 Artesian Resources Corporation
Condensed Consolidated Balance Sheet
(In thousands)

 (Unaudited)
March 31, 2004

December 31, 2003

ASSETS

Utility Plant, at original cost less accumulated depreciation

$ 196,010

$ 187,893

Current Assets

8,578

9,211

Regulatory and Other Assets

15,918

19,220

$ 220,506

$ 216,324

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CAPITALIZATION AND LIABILITIES

Stockholders' Equity

$ 52,881

$ 52,691

Long Term Debt, Net of Current Portion

81,328

80,558

Current Liabilities

21,006

19,674

Advances for Construction

19,859

19,175

Contributions in Aid of Construction

30,903

30,376

Other Liabilities

14,529

13,850

$ 220,506

$ 216,324

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